Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Travere Therapeutics, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259311) and Form S-8 (Nos. 333-258257, 333-240222, 333-232857, 333-224848, 333-218582, 333-213599, 333-206510 and 333-200224) of Travere Therapeutics, Inc. (“the Company”) of our reports dated February 24, 2022, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 24, 2022